UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

LTX-CREDENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

1421 California Circle, Milpitas, California 95035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2009, LTX-Credence Corporation (the “Company”) caused its direct, wholly-owned subsidiary Credence Systems Corporation (“Credence”) to merge with and into the Company, with the Company surviving such merger (the “Merger”). The Merger became effective at 5:00 p.m., Massachusetts time, on January 30, 2009 (the “Effective Time”).

Also on January 30, 2009 and in connection with the Merger, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the indenture (the “Base Indenture”) governing Credence’s 3.5% convertible senior subordinated notes due 2010 (the “Notes”), as amended by the supplemental indenture dated August 29, 2008 (the “First Supplemental Indenture” and collectively, with the Indenture and the Second Supplemental Indenture, the “Indenture”). Under the terms of the Second Supplemental Indenture and as a result of the Merger, at the Effective Time, the Company assumed all obligations of Credence under the Indenture and the Notes.

Under the Indenture, the Notes are unsecured senior subordinated indebtedness of the Company and bear interest at the rate of 3.5% per annum. Interest is payable by the Company on May 15 and November 15 of each year through maturity on May 15, 2010. At maturity, the Company will be required to repay the outstanding principal of the Notes and any accrued and unpaid interest thereon. As of January 30, 2009, Notes with an aggregate principal amount of $50,543,000 were outstanding.

The Notes are convertible, subject to the satisfaction of certain conditions or the occurrence of certain events as provided in the Indenture, into shares of the Company’s common stock at a conversion price per share of the Company’s common stock of $13.46 (subject to adjustment in certain events). The Notes contain provisions known as net share settlement which, upon conversion of the Notes, require the Company to pay holders in cash for up to the principal amount of the converted Notes and to settle any amounts in excess of the cash amount in shares of the Company’s common stock.

Under the terms of the Indenture, each holder of Notes has the right, at his or her option, at any time on or before the close of business on the last trading day prior to the maturity date, to convert his or her Notes into shares of the Company’s common stock, only under the following circumstances:

•

during any calendar quarter beginning after December 31, 2006, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the volume weighted average price per share of the Company’s common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of such preceding calendar quarter was more than 150% of the conversion price of the Notes on the last day of such preceding calendar quarter;

•

during any five trading day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes, as determined following a request by a holder in accordance with the procedures described in the Indenture, for each day of that period was less than 98% of the product of (x) the volume weighted average price of the Company’s common stock for each day in that period and (y) the conversion rate per $1,000 principal amount of Notes;

•

if the Company distributes to all holders of the Company’s common stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, the Company’s common stock at less than the closing price of the Company’s common stock on the day of issuance;

•

if the Company distributes to all holders of its common stock, assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 7.5% of the volume weighted average price of the Company’s common stock on the business day preceding the declaration date for such distribution;

•

if a designated event (as such term is defined in the Indenture) or an event that would have been a designated event but for the existence of the proviso in the definition of change of control in the Indenture, occurs or is anticipated to occur;

•	at any time after the Company delivers a conversion termination notice to the holders of the Notes in accordance with the terms of the Indenture; or

•	at any time during the period beginning 60 days prior to, but excluding, any scheduled designated event payment date (as such term is defined in the Indenture) or the maturity date.

Following a designated event, the Company must offer to repurchase all Notes then outstanding at a repurchase price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and liquidated damages (as such term is defined in the Indenture), if any, to, but excluding, the date of payment.

If there is an event of default (as defined in the Indenture), the principal of and premium, if any, on all the Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events involving the Company. The following are some of the other events of default under the Notes:

•	the Company fails to pay principal or premium, if any, due at maturity, upon repurchase, acceleration or otherwise;

•	the Company fails to deliver all cash and any shares of common stock due upon conversion;

•	the Company fails to pay interest and such failure continues for a period of 30 days;

•	the Company fails to perform or observe any of the covenants or warranties in the Indenture and fails to cure for 30 days after it is notified of such failure;

•	the Company fails to repurchase the Notes upon a designated event or fails to timely notify the holders of such event; and

•	the Company defaults under a credit agreement, mortgage, indenture or instrument resulting in a payment due of $10,000,000 or more and fails to cure such default within 30 days.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: February 5, 2009	By:	/s/ Joseph A. Hedal
Joseph A. Hedal
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of December 20, 2006, between Credence Systems Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Credence Systems Corporation’s Current Report on Form 8-K (File No. 000-22366) filed with the SEC on December 21, 2006)

4.2	Supplemental Indenture, dated as of August 29, 2008, among LTX-Credence Corporation, Credence Systems Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to LTX-Credence Corporation’s Current Report on Form 8-K (File No. 000-10761) filed with the SEC on September 2, 2008)

4.3	Second Supplemental Indenture, dated as of January 30, 2009, among LTX-Credence Corporation, Credence Systems Corporation and The Bank of New York Mellon Trust Company, N.A.

4.4	Form of Global 3.5% Convertible Senior Subordinated Note due 2010, issued on December 20, 2006 by Credence Systems Corporation (incorporated by reference to Exhibit 4.2 to Credence Systems Corporation’s Current Report on Form 8-K (File No. 000-22366) filed with the SEC on December 21, 2006)